UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

MESO NUMISMATICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56010	88-0492191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

433 Plaza Real Suite 275 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 889-9509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 25, 2019, the Company mailed a notice to all of the holders (“Holders”) of its Series BB Convertible Stock (“BB Preferred Stock”) as of November 20, 2019 (the “Exchange Record Date”), that it has elected to exchange all of its BB Preferred Stock into notes, effective December 2, 2019. The Company is furnishing copies of the Exchange Agreement and Exchange Notice mailed to Holders of the BB Preferred Stock, respectively filed hereto as Exhibits 10.1 and 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBIT

(d)

Exhibit
No.	Description
10.1	Exchange Agreement of Series BB Convertible Stock
99.1	Notice of Exchange of Series BB Convertible Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Meso Numismatics Inc.

Date: November 27, 2019	By:	/s/ Melvin Pereira
Melvin Pereira
Chief Executive Officer

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